EXHIBIT 23.2



CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM


We consent to incorporation by reference in this registration statement of PHAZAR CORP on Form S-8 pertaining to the PHAZAR CORP 2006 Incentive Stock Option Plan, of our report dated July 28, 2006, appearing in the Annual Report of Form 10KSB of PHAZAR CORP for the year ended May 31, 2006.


/s/  WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas
January 16, 2007




































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